UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2015

AMERICA’S CAR-MART, INC.

(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

802 SE Plaza Avenue, Suite 200, Bentonville, Arkansas 72712

(Address of principal executive offices, including zip code)

(479) 464-9944

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          On August 5, 2015, America’s Car-Mart, Inc., a Texas corporation (the “Company”), granted stock options to its Chief Executive Officer, William H. Henderson, and its Chief Financial Officer, Jeffrey A. Williams. The stock options were granted pursuant to the Company’s employment agreements with Mr. Henderson and Mr. Williams, respectively, effective as of May 1, 2015, the material terms of which were disclosed in the Company’s Current Report on Form 8-K filed with the Commission on June 23, 2015.

Pursuant to the employment agreements, Messrs. Henderson and Williams each received non-qualified stock options to purchase an aggregate of 30,000 shares of the Company’s common stock pursuant to the Company’s Amended and Restated Stock Option Plan, which was adopted by the board of directors on June 10, 2015 and approved by the Company’s stockholders at the 2015 annual meeting on August 5, 2015. The exercise price for each option is $46.47, which is equal to the fair market value of the Company’s common stock on the grant date. Messrs. Henderson and Williams each received an option for 10,000 shares that is subject to time-based vesting and will “cliff” vest on April 30, 2020. Each executive also received an option for 20,000 shares that is subject to performance vesting based on the Company’s consolidated net income growth during fiscal years 2016 through 2020. For each performance-based option, if the Company’s cumulative consolidated net income growth, calculated on a compound basis, for the five fiscal years ending April 30, 2020 is equal to 10% or more, the option will vest in full (20,000 shares) on April 30, 2020. If the Company’s cumulative consolidated net income growth, calculated on a compound basis, for the five fiscal years ending April 30, 2020 is equal to 5% or more but less than 10%, one half of the option (10,000 shares) will vest on April 30, 2020. If the Company’s cumulative consolidated net income growth, calculated on a compound basis, for the five fiscal years ending April 30, 2020 is less than 5%, the option will be forfeited. The stock options will expire on the tenth anniversary of the grant date.

The description of the material terms of these stock options is qualified in its entirety by reference to the Employee Option Agreements between the Company and Messrs. Henderson and Williams, respectively, copies of which are attached hereto as Exhibits 10.1 through 10.4 and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s 2015 annual meeting of stockholders was held on August 5, 2015. The record date for such meeting was June 11, 2015 on which date there were a total of 8,513,473 shares of common stock outstanding and entitled to vote. The following matters were voted upon by the Company’s stockholders at the annual meeting. The numbers of votes cast for, against or withheld as well as the number of abstentions and broker non-votes, for each of these matters are set forth below.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	Option Agreement for Amended and Restated Stock Option Plan, dated August 5, 2015, between America’s Car-Mart, Inc., an Arkansas corporation, and William H. Henderson.

Exhibit 10.2	Option Agreement for Amended and Restated Stock Option Plan, dated August 5, 2015, between America’s Car-Mart, Inc., an Arkansas corporation, and William H. Henderson.

Exhibit 10.3	Option Agreement for Amended and Restated Stock Option Plan, dated August 5, 2015, between America’s Car-Mart, Inc., an Arkansas corporation, and Jeffrey A. Williams.

Exhibit 10.4	Option Agreement for Amended and Restated Stock Option Plan, dated August 5, 2015, between America’s Car-Mart, Inc., an Arkansas corporation, and Jeffrey A. Williams.

1. To elect directors for a term of one year:
	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Daniel J. Englander	7,141,595	47,155	1,150	955,677
Kenny Gunderman	7,142,081	46,669	1,150	955,677
William H. Henderson	6,702,720	486,030	1,150	955,677
Eddie L. Hight	6,701,121	487,629	1,150	955,677
John David Simmons	6,969,145	46,740	174,015	955,677
Robert Cameron Smith	7,142,067	46,683	1,150	955,677
Jeffrey A. Williams	6,534,852	653,898	1,150	955,677

2. To approve an advisory resolution regarding the Company's compensation of its named executive officers.
Votes For	6,775,633
Votes Against	409,238
Votes Abstained	5,029
Broker Non-Votes	955,677

3. To ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2016.
Votes For	8,136,020
Votes Against	7,600
Votes Abstained	1,957
Broker Non-Votes	0

4. To approve an amendment and restatement of the Company's Stock Incentive Plan.
Votes For	6,588,012
Votes Against	596,708
Votes Abstained	5,180
Broker Non-Votes	955,677

5. To approve an amendment and restatment of the Company's 2007 Stock Option Plan.
Votes For	6,587,024
Votes Against	597,572
Votes Abstained	5,304
Broker Non-Votes	955,677

No additional business or other matters came before the meeting or any adjournment thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.

Date: August 7, 2015	/s/ Jeffrey A. Williams
Jeffrey A. Williams
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

Exhibit Index

Exhibit 10.1	Option Agreement for Amended and Restated Stock Option Plan, dated August 5, 2015, between America’s Car-Mart, Inc., an Arkansas corporation, and William H. Henderson.

Exhibit 10.2	Option Agreement for Amended and Restated Stock Option Plan, dated August 5, 2015, between America’s Car-Mart, Inc., an Arkansas corporation, and William H. Henderson.

Exhibit 10.3	Option Agreement for Amended and Restated Stock Option Plan, dated August 5, 2015, between America’s Car-Mart, Inc., an Arkansas corporation, and Jeffrey A. Williams.

Exhibit 10.4	Option Agreement for Amended and Restated Stock Option Plan, dated August 5, 2015, between America’s Car-Mart, Inc., an Arkansas corporation, and Jeffrey A. Williams.